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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): Dec. 28, 2001
                                                  -------------


                            MOORE CORPORATION LIMITED
             ------------------------------------------------------
             (Exact Name of Registrant as specified in its charter)



Ontario, Canada                 1-8014                        98-0154502
---------------              -----------                      ----------
(State or Other              (Commission                   (IRS Employer
Jurisdiction of              File Number)                 Identification
Incorporation)                                                Number)




40 King Street West, Suite 3501
Toronto, Ontario, Canada                                        M5H 3Y2
--------------------------------------------------------------------------------
 (Address of Principal Executive Office)                      (Zip Code)



                                  416-364-2600
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)





                                 Not Applicable
--------------------------------------------------------------------------------
          (Former Name or former address, if changed since last report)






                       Exhibit Index is located on Page 4


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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (c)  20(i) Press Release, dated December 28, 2001, announcing the early conversion of the Corporation's 8.70% Subordinated Convertible Debenture.





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                          MOORE CORPORATION LIMITED



Date: January 3, 2002               By: James E. Lillie
                                        ------------------------------
                                    Name: James E. Lillie
                                    Title: Executive Vice President,
                                           Operations & Secretary









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                                  EXHIBIT INDEX

                           Current Report On Form 8-K
                             Dated December 28, 2001


Exhibit
No.                                                        Page
---                                                        ----
20(i)                                                       5




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                                                                   EXHIBIT 20(i)

[MOORE LOGO OMITTED]                                          NEWS RELEASE


                MOORE ANNOUNCES THE EARLY CONVERSION OF ITS $70.5
                         MILLION CONVERTIBLE DEBENTURE

    Early conversion points to confidence in the company by debenture holders

Conversion reduces debt by 23% and saves annual interest expense of $6.13 million


TORONTO & STAMFORD, CT. (DECEMBER 28, 2001) - - Robert G. Burton, President and Chief Executive Officer of Moore Corporation Limited (TSE, NYSE:MCL) announced today that as a result of an agreement between the company and Chancery Lane/GSC Investors L.P. (the partnership) which held Moore's $70.5 million, 8.7% subordinated convertible debenture, the debenture was converted today into 21,692,311 common shares at the conversion price per share of $3.25 in accordance with the terms of the debenture issued on December 21, 2000. The conversion was done in advance of the December 22, 2005 date on which the company could have redeemed the debenture.

The early conversion of the convertible debenture eliminates annual interest expense for the company of $6.13 million and reduces its debt by approximately 23%.

ROBERT G. BURTON STATED:

"We believe the early conversion of the debenture is a very positive move for our shareholders, customers and employees. It further positions the company for growth and success as we continue to thoughtfully and aggressively pursue the strategic initiatives we detailed for investors when we first came to Moore at this time last year. We have eliminated $6.13 million of annual cash interest expense and simultaneously strengthened our balance sheet by eliminating the $70.5 million debenture."

As an inducement to obtain the early conversion, Moore today issued an additional 1,650,000 common shares (the additional shares). As part of the agreement, Moore has also agreed to make a payment in cash if the 20 day weighted average trading price of the common shares on the NYSE at December 31, 2002 is less than $8.00. The amount payable, if any, would be the difference between $14 million and the value at December 31, 2002 of the additional shares


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issued, provided the maximum amount payable by Moore shall not exceed the value of 3,000,000 Moore common shares at such date. In addition, if at December 31, 2003 the 20 day weighted average trading price of Moore's common shares on the NYSE is less than $10.83, Moore has agreed to make a further cash payment equal to the lesser of $9 million and the value of 6 million Moore common shares at such date. At the option of Moore, any such payments may be made in Moore common shares, subject to regulatory approval

The additional shares have been issued to and the further cash payments, if any, (or, at Moore's option, common shares) referred to above are payable to Greenwich Street Capital Partners II, L.P. and certain of its affiliates (GSC Partners), who under the terms of the agreement governing the limited partnership, were entitled to all of the interest paid on the debenture and any early redemption premium.

As a result of the conversion of the debenture and the issuance of the additional shares, Moore now has 111,799,251 common shares outstanding. Following the receipt of certain regulatory approvals, GSC Partners and its affiliated entities will hold 13,096,155 or approximately 11.7% of Moore common shares. The remaining common shares issued on the conversion of the debenture will be delivered to the other members of the partnership.

Alfred C. Eckert III, the Chairman and CEO of GSC Partners is a director of Moore. Additionally Robert G. Burton, President and Chief Executive Officer and Mark Angelson, Non-Executive Chairman, are also both directors of Moore and interested parties to the transaction.

After Moore's management and GSC Partners had come to a general understanding on December 1, 2001, the company's board of directors on December 3, 2001 appointed a special committee of three directors, entirely independent of the partnership and GSC Partners and with no personal interest in the transaction, to review the transaction and report to the board. The special committee retained independent financial and legal advisors and based on their own review of the transaction, and the advice they received from their advisors, including an opinion from their financial advisor that the consideration to be paid by the company is fair from a financial point of view, the special committee recommended the transaction to the board of directors for approval. The Moore board (with the three interested directors having disclosed their interest and refrained from voting) unanimously approved the transaction.

A press release was not filed in advance of the closing of the transaction. Board approval for this transaction was obtained on December 28, 2001. Definitive and legally binding documentation was also executed on December 28, 2001.

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All $ expressed as U.S. currency.


                                    #########

Moore Corporation Limited is an international provider of products and services that help companies communicate through print and digital technologies. As a leading supplier of document formatted information, print outsourcing and data based marketing, Moore designs, manufactures and delivers business communication products, services and solutions to customers. Moore operates in complementary marketplaces: Forms, Print Management and Related Products which includes Label Systems and Integrated Business Solutions including personalized direct marketing, statement printing and database management. The Moore Internet address is www.moore.com.

This news release contains statements relating to future results of Moore (including certain anticipated, believed, expected, and estimated results and Moore's outlook concerning future profitability, and statements as to acquisitions, additional cost savings, the generation of working capital and the elimination of unprofitable revenues that are "forward-looking statements" as defined in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Factors that could cause such material differences include, without limitation, the following: the effects of paper and other raw material price fluctuations, successful execution of cross selling, cost containment and other key strategies, the successful negotiation, execution and integration of acquisitions, the ability to renegotiate or terminate unprofitable contracts, the ability to divest non-core businesses, the rate of migration from paper-based forms to digital formats, future growth rates in Moore's core business, the impact of currency fluctuations in the countries in which Moore operates, general economic and other factors beyond Moore's control, and other assumptions, risks and uncertainties described from time to time in Moore's periodic filings with securities regulators.


                                ----------------

Inquiries from analysts and investors should be directed to James E. Lillie, Executive Vice President of Operations for Moore Corporation Limited at
(203) 406-3711.




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